As filed with the Securities and Exchange Commission on June 6, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 5, 7961 Shaffer Parkway

Littleton, Colorado 80127

(Address of registrant’s principal executive offices)

Vista Gold Corp. Stock Option Plan

(Full title of the plan)

Michael B. Richings

President and Chief Executive Officer

Vista Gold Corp.

Suite 5, 7961 Shaffer Parkway

Littleton, Colorado 80127

(720) 981-1185

(Name, address and telephone number, including area code,

of agent for service and authorized representative of registrant in the United States)

with copies to:

Susan K. Shapiro, Esq. Burns & Levinson LLP 125 Summer Street Boston, Massachusetts 02110 (617) 345-3000	Jason J. Brooks, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C., Canada V7X 1T2 (604) 687-5744

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Shares without par value	1,712,541 shares	$8.48	$14,522,348	$1,553.89

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common shares reported on the American Stock Exchange on May 31, 2006.

EXPLANATORY NOTE

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement is filed pursuant to General Instruction E to Form S-8 by Vista Gold Corp., a Yukon Territory corporation, in order to register 1,712,541 common shares without par value (the “Common Shares”), which shares are in addition to the 1,000,000 previously registered on a Registration Statement on Form S-8 (File No. 333-105621) filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2003 for issuance pursuant to the Vista Gold Corp. Stock Option Plan. The registrant incorporates by reference herein the contents of such previously filed Registration Statement.

In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this registration statement.

I-1

PART II

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed with the Commission by the registrant (Exchange Act File No. 1-9025) are incorporated in this registration statement by reference:

(a) The registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b) The registrant’s Current Reports on Form 8-K filed on April 5, 2006, April 19, 2006, May 2, 2006, May 15, 2006 and May 23, 2006 (except with respect to those items furnished but not filed).

(c) The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(d) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act dated January 4, 1988 and including any amendments or reports filed for the purpose of updating such description. For the most recent description, please see “Description of Capital Stock” in the registrant’s registration statement on Form S-3 (File No. 333-132975) as filed with the Commission on April 4, 2006.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 7.1 of the registrant’s By-law No. 1 provides that no director will be liable for acts or omissions of any other director or any officer or employee, or for any loss, damage or expense sustained by the registrant through: defects in title to any property acquired by the registrant or on its behalf; or for losses or damages sustained by the registrant in connection with investment of its funds or property (including losses or damages arising from bankruptcy, insolvency or other tortious acts of an entity with which such funds or property are deposited); or for any loss caused by an error of judgment or oversight on the part of such director; or for any other liability that the director may incur in his capacity as director, except for liabilities occasioned by the director’s own willful neglect or default. This Section also provides that the registrant’s directors and officers must act in accordance with the Business Corporations Act (Yukon Territory) (the “Act”) and regulations thereunder, and will not be relieved from liability for any breach of such Act or regulations.

Section 7.2 of the registrant’s By-law No. 1 provides that, subject to limitations contained in the Act, and provided the indemnitee is fairly and reasonably entitled to be indemnified by the registrant, the registrant will indemnify its directors and officers, including former directors and officers or persons acting at the request of the registrant as a director or officer of a corporation of which the registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the registrant or any such other corporation), and heirs and legal representatives of such persons, against all costs and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the registrant or any such other corporation, if:

•	he acted honestly and in good faith with a view to the best interests of the registrant; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Section 7.3 of the registrant’s By-law No. 1 provides that, subject to limitations contained in the Act, the registrant may purchase and maintain insurance for its directors and officers as determined by the registrant’s Board of Directors. As discussed below, the registrant does maintain such insurance.

Subsection (1) of Section 126 of the Act provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives (collectively, a “Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

A corporation may with the approval of the Supreme Court of the Yukon Territory (the “Court”) indemnify a Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in paragraphs (1)(a) and (b) of Section 126 of the Act.

Notwithstanding anything in Section 126 of the Act, a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

(a)	was substantially successful on the merits in his defense of the action or proceeding;

(b)	fulfills the conditions set out in paragraphs (1)(a) and (b) of Section 126 of the Act; and

(c)	is fairly and reasonably entitled to indemnity.

A corporation may purchase and maintain insurance for the benefit of any Person against any liability incurred by him:

(a)	in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)	in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation’s request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

A corporation or a Person may apply to the Court for an order approving an indemnity under Section 126 of the Act and the Court may so order and make any further order it thinks fit, including an order that notice be given to any interested person.

The registrant indemnifies its directors and executive officers, as well as their heirs and representatives, pursuant to indemnification agreements it has entered into with each such director and executive officer, against all liabilities and obligations, including legal fees and costs of investigation and defense of claims, as well as amounts paid to settle claims or satisfy judgments, that these directors and officers may incur in such capacities. While these agreements provide that the registrant will indemnify such director or officer regardless of conduct or fault of that person, the agreements also provide that the registrant may only make such indemnification payments as permitted by applicable law. The agreements provide that the registrant’s obligations under the agreements are not diminished or otherwise affected by, among other things, any officers’ liability insurance placed by or for the benefit of the indemnitee, the registrant or any entity related to either.

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Littleton, Colorado, on June 5, 2006.

VISTA GOLD CORP. Registrant

By:	/s/ Michael B. Richings
Michael B. Richings President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. Richings and Gregory G. Marlier, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael B. Richings Michael B. Richings	President, Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)	June 5, 2006

/s/ Gregory G. Marlier Gregory G. Marlier	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2006

/s/ John M. Clark John M. Clark	Director	June 5, 2006

/s/ C. Thomas Ogryzlo C. Thomas Ogryzlo	Director	June 5, 2006

/s/ W. Durand Eppler W. Durand Eppler	Director	June 5, 2006

/s/ Robert A. Quartermain Robert A. Quartermain	Director	June 5, 2006

Exhibit Number	Description of Document

4.1	Articles of Continuance of the Registrant (1)

4.2	By-Law No. 1 of the Registrant (1)

4.3	Amended By-Law No. 1 of the Registrant (2)

5	Opinion of Macdonald & Company (including the consent of such firm) regarding the legality of the securities being offered

23.1	Consent of Macdonald & Company (included as part of Exhibit 5 hereto)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of Mine Reserve Associates, Inc.

23.4	Consent of Snowden Mining Industry Consultants

23.5	Consent of Mine Development Associates

23.6	Consent of Pincock, Allen & Holt

23.7	Consent of Resource Development Inc.

23.8	Consent of Ore Reserves Engineering

23.9	Consent of WLR Consulting, Inc.

23.10	Consent of RSG Global Pty Ltd

24	Powers of Attorney (included on signature page)

99	Vista Gold Corp. Stock Option Plan (3)

(1)	Incorporated by reference to Exhibit 2.01 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 1997, as filed with the Commission on April 8, 1998 (File No. 1-9025).

(2)	Incorporated by reference to Exhibit 3.04 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999 (File No. 1-9025).

(3)	Incorporated by reference to Schedule C to the Registrant’s definitive Proxy Statement as filed with the Commission on April 3, 2006 (File No. 1-9025).